SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 25, 2008, the Compensation Committee of the Board of Directors of MBIA, Inc. (“MBIA”) took certain actions with respect to the compensation of its executive officers, excluding Mr. Brown (the “Identified Officers”).

The committee approved 2007 bonus payouts for all the Identified Officers at 40% of the target bonus, resulting in a significant decrease (for some executives, a more than 50% decrease) in the annual bonus from the prior year. These amounts represented the lowest annual bonus payout in MBIA’s history. Bonus payouts over the last ten years have ranged from 75% to 90% of the target awards. Bonuses for MBIA’s other employees were approved at three levels: managing directors will be paid at 65% of target, vice presidents and directors will be paid at 75% of target and AVPs and below will be paid at 85% of target.

The committee also approved salary increases for certain of the Identified Officers that reflect a realignment of annual cash compensation opportunities between base salary and annual bonus. Prior practices have generally included as annual bonuses amounts that were part of the executive’s basic compensation. Accordingly, this realignment resulted in significant increases in base salary for certain of the Identified Officers, with an expectation that future annual bonus amounts for these officers will vary more directly with corporate performance, but that total annual targeted cash compensation will not be higher. The Company’s Chairman and Chief Executive Officer will receive an annual salary of $500,000.

To assure that MBIA retains the services of key executives during the next twelve months, which will be a critical period for MBIA, the committee approved cash retention awards for each of MBIA’s executive officers other than Mr. Brown. The committee also approved cash retention awards for all other employees of MBIA. Payment of these awards are generally conditioned upon the executive’s and other employees’ continuous employment with MBIA through February 28, 2009, except that the full award will be payable if the officer’s employment is involuntarily terminated by MBIA without cause prior to such date, or upon death or disability.

The committee also approved the payment of cash success awards (the “Success Bonus”) for certain of the Identified Officers that will become payable, if at all, if MBIA achieves predetermined goals to be established by the committee. It is expected that the payment of the Success Bonus will be based on the attainment of certain goals during the period commencing in the fall of 2007 and continuing until January 1, 2009, including, but not limited to, the successful conclusion of the Company’s capital strengthening plan, the achievement of financial stability, and the achievement and stability of its ratings.

The following table sets forth for each of the Identified Officers the 2007 bonus amounts approved, any approved salary increases, the dollar amount of the retention payments and the dollar amount potentially payable upon achievement of the performance goals related to the success bonuses.

Executive Officer	2007 Bonus	Salary Increase	Retention Award	Success Bonus
Clifford D. Corso	52% decrease to $315,000	33% increase to $600,000	$1,750,000	$1,000,000
C. Edward Chaplin	50% decrease to $300,000	20% increase to $600,000	$2,250,000	$1,500,000
William C. Fallon	31% decrease to $270,000	60% increase to $600,000	$2,250,000	$1,500,000
Thomas G. McLoughlin	47% decrease to $225,000	0% increase $375,000	$450,000	None
Kevin D. Silva	55% decrease to $225,000	0% increase $375,000	$400,000	None
Mitchell I. Sonkin	51% decrease to $270,000	33% increase to $600,000	$2,250,000	$1,500,000
Christopher E. Weeks	47% decrease to $225,000	0% increase $375,000	$450,000	None
Ram D. Wertheim	48% decrease to $225,000	7% increase to $400,000	$1,250,000	$750,000
Ruth M. Whaley	51% decrease to $225,000	7% increase to $400,000	$400,000	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: February 29, 2008

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